Nalco Holding Company and Subsidiaries
Free Cash Flow
Year 2003 by Quarter
(Unaudited)
(dollars in millions)

	Predecessor	Predecessor	Predecessor	Note	Note
	Three Months ended March 31, 2003	Three Months ended June 30, 2003	Three Months ended September 30, 2003	Three Months ended December 31, 2003	Year ended December 31, 2003

Net cash provided by (used for) operating activities	$27.7	$101.9	$133.1	$(29.6)	$233.1
Minority interests	(1.4)	(1.6)	(1.4)	0.3	(4.1)
Payable to shareholder	-	(5.1)	(6.4)	5.3	(6.2)
Securitized accounts receivable, net	-	-	-	87.0	87.0
Additions to property, plant, and equipment, net	(24.4)	(16.0)	(26.5)	(34.3)	(101.2)
Free cash flow	$1.9	$79.2	$98.8	$28.7	$208.6

Note: Derived from the unaudited statement of cash flows for the nine months ended September 30, 2003 (Predecessor) and the audited statements of cash flows for the periods January 1, 2003 through November 3, 2003 (Predecessor) and November 4, 2003 through December 31, 2003 (Successor).

Nalco Holding Company and Subsidiaries
Free Cash Flow
Year 2004 by Quarter
(Unaudited)
(dollars in millions)

	Successor	Successor	Successor	Successor	Successor
	Three Months ended March 31, 2004	Three Months ended June 30, 2004	Three Months ended September 30, 2004	Three Months ended December 31, 2004	Year ended December 31, 2004

Net cash provided by (used for) operating activities	$84.5	$40.9	$130.7	$(18.6)	$237.5
Minority interests	(1.0)	(0.9)	(1.7)	(2.2)	(5.8)
Additions to property, plant, and equipment, net	(16.4)	(18.5)	(22.8)	(34.1)	(91.8)
Free cash flow	$67.1	$21.5	$106.2	$(54.9)	$139.9

Nalco Holding Company and Subsidiaries
Free Cash Flow
Year 2005 by Quarter
(Unaudited)
(dollars in millions)

	Successor	Successor	Successor	Successor	Successor
	Three Months ended March 31, 2005	Three Months ended June 30, 2005	Three Months ended September 30, 2005	Three Months ended December 31, 2005	Year ended December 31, 2005

Net cash provided by operating activities	$15.7	$14.0	$142.4	$27.8	$199.9
Minority interests	(1.2)	(1.6)	(1.6)	(1.3)	(5.7)
Additions to property, plant, and equipment, net	(12.3)	(12.7)	(20.3)	(29.3)	(74.6)
Free cash flow	$2.2	$(0.3)	$120.5	$(2.8)	$119.6

Nalco Holding Company and Subsidiaries
Free Cash Flow
Year 2006 by Quarter
(Unaudited)
(dollars in millions)

	Successor	Successor	Successor	Successor	Successor
	Three Months ended March 31, 2006	Three Months ended June 30, 2006	Three Months ended September 30, 2006	Three Months ended December 31, 2006	Nine Months ended September 30, 2006

Net cash provided by operating activities	$58.8	$2.8	$141.3		$202.9
Minority interests	(1.7)	(1.8)	(1.7)		(5.2)
Additions to property, plant, and equipment, net	(14.6)	(22.9)	(22.1)		(59.6)
Free cash flow	$42.5	$(21.9)	$117.5		$138.1